EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Exelixis, Inc. of our report dated February 2, 2001 relating to the consolidated balance sheet as of December 31, 2000 and the consolidated statements of operations, of stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2000 of Exelixis, Inc., which appears in this Annual Report on Form 10-K.




/s/  PricewaterhouseCoopers  LLP

San  Jose,  California
March  18,  2002